UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2018

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Richmond, Virginia 23226

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 404-9668

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On March 14, 2018, Bay Banks of Virginia, Inc. (the “Company”) announced the retirement of James A. Wilson, Jr., Executive Vice President and Chief Financial Officer of the Company and Virginia Commonwealth Bank, the Company’s subsidiary bank (the “Bank”). Mr. Wilson’s retirement was effective on March 12, 2018. Pursuant to an arrangement with Mr. Wilson, the Company will pay him an amount equal to six months’ salary ($100,000). Mr. Wilson’s retirement was not the result of any disagreements between Mr. Wilson and the Company pertaining to the Company’s operations, policies or practices. A copy of the press release announcing Mr. Wilson’s retirement is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Appointment of Chief Financial Officer

On March 14, 2018, the Company also announced the appointment of Judy C. Gavant to the position of Executive Vice President and Chief Financial Officer of the Company and the Bank effective on the date immediately following the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2017 (the “Effective Date”). A copy of the press release announcing Ms. Gavant’s appointment is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Ms. Gavant, 58, has over 36 years of experience in accounting, taxation, finance, and mergers and acquisitions, and most recently served as Senior Vice President, Controller and Chief Accounting Officer of Xenith Bankshares, Inc. (“Xenith”), a publicly-traded bank holding company, from July 2016 until it merged with Union Bankshares Corporation on January 1, 2018. She was Senior Vice President, Controller and Principal Accounting Officer of Xenith from August 2010 until July 2016. Prior to joining Xenith in 2010, Ms. Gavant held a variety of positions with Owens & Minor, Inc., Tredegar Corporation and Dominion Energy, Inc., all publicly-traded companies, and PricewaterhouseCoopers LLP. She holds a Bachelor of Science in Accounting from Louisiana State University and a Masters of Science in Taxation from Virginia Commonwealth University. Ms. Gavant is also a Certified Public Accountant.

In connection with her appointment, the Company, the Bank and Ms. Gavant entered into an employment agreement, dated March 12, 2018, pursuant to which she will be employed as Executive Vice President and Chief Financial Officer of the Company and the Bank effective on the Effective Date. The term of Ms. Gavant’s agreement will commence on the Effective Date and will expire on the third anniversary of the Effective Date, unless earlier terminated or extended as provided therein. The agreement automatically renews for successive one year terms unless either party gives at least three months’ prior notice to the other party.

Ms. Gavant will receive an initial base salary of not less than $230,000 and may receive base salary increases and incentive, bonus compensation or other compensation in the amounts determined by the Board of Directors of the Bank. She also will receive a one-time signing bonus of $150,000. Ms. Gavant will be required to reimburse the Company for 100% of such bonus if she voluntarily terminates her employment prior to September 30, 2018 and 50% of the bonus if she voluntarily terminates her employment after September 30, 2018 and on or before March 31, 2019. No reimbursement of the bonus is required if Ms. Gavant’s employment is terminated without “Cause”, if she resigns for “Good Reason” or if her employment ceases for any reason on or after a “Change of Control” (for the purposes of this report, as those terms are defined in the employment agreement). Ms. Gavant also will be eligible to participate in the Company’s long-term and short-term incentive plans and in cash and non-cash employee benefit plans. The Company intends to grant Ms. Gavant a stock option award for 5,000 shares of the Company’s common stock on the Effective Date. The stock options will vest in three equal annual increments beginning on the first anniversary of the Effective Date.

Ms. Gavant’s employment agreement provides for the termination of her employment at any time by the Company for other than Cause or by Ms. Gavant for Good Reason. Upon termination under either of these circumstances and provided Ms. Gavant releases and waives her claims against the Company as provided in the agreement, she will be entitled to the following:

•	an amount equal to the greater of (i) a monthly amount equal to one-twelfth of her annual base salary in each month for the remainder of the term of her agreement, or (ii) a monthly amount equal to one-twelfth of her annual base salary for a period of one year;

•	any bonus or other short-term incentive compensation earned, but not yet paid, for the year prior to the year in which her employment terminates; and

•	if Ms. Gavant so elects, continued participation in the Company’s group health and dental plans for the period in which payments are made above and payment by the Company of its portion of premiums in effect at the date of termination.

If within one year after a Change of Control, Ms. Gavant’s employment is terminated without Cause or if she resigns for Good Reason, Ms. Gavant will be entitled to receive a lump sum cash payment equal to two times the sum of her base salary and most recent annual bonus (in each case, as of the date of termination or, if greater, as of the Change of Control date) and continued participation in benefit plans as described above for a period of two years.

Ms. Gavant also will be subject, in certain circumstances, to non-competition and non-solicitation restrictions for a period of 12 months following the termination of her employment.

The foregoing summary of the employment agreement is not complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Appointment of Interim Chief Financial Officer

Effective March 12, 2018 and upon the retirement of Mr. Wilson, the Company appointed Randal R. Greene to the position of interim Chief Financial Officer of the Company until the Effective Date. Mr. Greene, 58, has served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank since October 2011, when he joined the organization. From October 2011 until the merger of Virginia BanCorp Inc. with the Company in April 2017, Mr. Greene also served as President of the Bank. Mr. Greene will continue to be employed pursuant to his existing employment agreement with the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2018, the Board of Directors of the Company adopted an amendment to Section 2 of Article III of the Company’s Bylaws to provide that the mandatory retirement age set forth in the Bylaws will not apply to directors of the Company appointed on April 1, 2017, upon the Company’s acquisition of Virginia BanCorp Inc., at the 2018 annual meeting of shareholders.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of such Bylaws, as amended and restated. A copy of the amended and restated Bylaws is attached as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.2	Bylaws of Bay Banks of Virginia, Inc. (as amended effective March 12, 2018).

10.1	Employment Agreement, dated as of March 12, 2018, by and among Bay Banks of Virginia, Inc., Virginia Commonwealth Bank and Judy C. Gavant.

99.1	Press release, dated March 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Randal R. Greene
Randal R. Greene
President and Chief Executive Officer

March 15, 2018

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